UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401
New York, NY 10036
(Address of principal executive offices)

(332) 208-6102

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 3, 2024, Nuvation Bio Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at which holders of 231,465,991 shares of the Company’s common stock (consisting of 230,465,991 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock) were present in person or by proxy, representing 92.83% of the Company’s Class A Common Stock and 100% of the Company’s Class B Common Stock outstanding and entitled to vote as of the record date of July 29, 2024, and constituting a quorum for transaction of business. At the Annual Meeting, the Company’s stockholders considered five proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 30, 2024 and proxy supplement filed with the Securities and Exchange Commission on August 13, 2024 (collectively, the “Proxy Statement”). The final voting results for each proposal are set forth below.

Proposal No. 1 – Election of Directors.

The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

CLASS A DIRECTOR:	FOR	WITHHELD	BROKER NON-VOTE
Min Cui, Ph.D.	210,137,812	742,967	20,585,212

CLASS B DIRECTOR:	FOR	WITHHELD	BROKER NON-VOTE
W. Anthony Vernon	1,000,000	0	0

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
231,131,143	217,489	117,359	0

Proposal No. 3 – To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
208,479,505	1,832,719	568,555	20,585,212

Proposal No. 4 – To approve conversion of the outstanding shares of Series A Non-Voting Convertible Preferred Stock to Class A Common Stock.

The Company’s stockholders approved for the purpose of complying with the listing rules of the New York Stock Exchange (NYSE), the issuance of up to 85,120,200 shares of Class A Common Stock upon conversion of Series A Non-Voting Convertible Preferred Stock issued in April 2024.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
179,742,172	2,919,589	572,763	20,585,212

The above voting results for Proposal No. 4 do not include the 27,646,255 shares of Class A Common Stock that were issued in the Company’s acquisition of AnHeart Therapeutics Ltd. that were not entitled to vote on Proposal No. 4 for purposes of NYSE rules. These 27,646,255 shares of Class A Common Stock were voted in favor of Proposal No. 4 for purposes of adopting the proposal under Delaware law. However, to comply with applicable NYSE rules, the Company instructed the inspector of election to conduct a separate tabulation, which is set forth above, that subtracted 27,646,255 shares from the total number of shares voted in favor of Proposal 4 for purposes of determining whether the proposal was also adopted under applicable NYSE rules.

Proposal No. 5 – To approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

The Company’s stockholders approved an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
222,804,900	8,550,665	110,426	0

ITEM 8.01	OTHER EVENTS

On September 3, 2024, immediately following the Annual Meeting (the “Effective Time”), David Hung, M.D., the Company’s President and Chief Executive Officer, was appointed Chair of the Company’s board of directors (the “Board”), and Robert B. Bazemore, Jr. was appointed Lead Independent Director of the Board. At the Effective Time, (i) Kathryn E. Falberg, Robert B. Bazemore, Jr. and Kim Blickenstaff were appointed to serve on the Audit Committee of the Board, with Ms. Falberg serving as the Chair of the Audit Committee, (ii) W. Anthony Vernon, Robert B. Bazemore, Jr. and Min Cui, Ph.D. were appointed to serve on the Compensation Committee of the Board, with Mr. Vernon serving as the Chair of the Compensation Committee, and (iii) Robert B. Bazemore, Jr., Robert Mashal, M.D. and W. Anthony Vernon were appointed to serve on the Nominating and Corporate Governance Committee of the Board, with Mr. Bazemore serving as the Chair of the Nominating and Corporate Governance Committee.

On September 4, 2024 at 5:00 p.m. Eastern Time, the 851,202 outstanding shares of the Company’s Series A Non-Voting Convertible Preferred Stock automatically converted into 85,120,200 shares of the Company’s Class A Common Stock. Following such conversion, there were no shares of preferred stock, 333,780,289 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2024	NUVATION BIO INC.

	By:	/s/ David Hung, M.D.
Name: David Hung, M.D.
Title: Chief Executive Officer